Exhibit 10.28

FLYBONDI lIMITED
LOAN NOTE INSTRUMENT __February 2025 constituting up to $11,500,000 20% Fixed Rate Unsecured Guaranteed Convertible Loan Notes December 2025

DWF Law LLP

20 Fenchurch Street

London

EC3M 3AG

CONTENTS

1.	Definitions and interpretation	1
2.	Amount	5
3.	Description	6
4.	Status	6
5.	Use of Proceeds	6
6.	Repayment	6
7.	Interest	6
8.	Certificates	6
9.	Register	7
10.	No set-off	8
11.	Meetings	8
12.	Rights to information	8
13.	Enforcement	8
14.	Modification	8
15.	Severance	9
16.	Assignment	9
17.	Governing law and jurisdiction	9
Schedule 1		10
Form of Certificate		10
Schedule 2		12
Conditions		12
Schedule 3		21
Meetings		21
signature page		25

LOAN NOTE INSTRUMENT entered into on __ February 2025

BY

FLYBONDI LIMITED (incorporated and registered in England and Wales with company number 10178160) whose registered office is at DWF Law LLP 1 Scott Place, 2 Hardman Street, Manchester, United Kingdom, M3 3AA (the "Company")

TERMS AGREED

1.
Definitions and interpretation
1.1.
The definitions set out in this Clause 1.1 apply in this Instrument:

"Acceleration Notice"	has the meaning given in Condition 4.1;
"Adjustment Event"

any or all of the following, at any time, or by reference to any record date, while the Notes remain in issue:

(a) any allotment or issue of Equity Securities by the Company by way of capitalisation of profits or reserves;

(b) any cancellation, purchase or redemption of Equity Securities, or any reduction or repayment of Equity Securities, by the Company;

(c) any sub-division or consolidation of Equity Securities by the Company; and

(d) any issue of securities or other instruments convertible into shares in, or Equity Securities of, the Company or any grant of options, warrants or other rights to subscribe for, or call for the allotment or issue of, shares in, or Equity Securities of, the Company, but excluding any issue of Equity Securities of the Company pursuant to the exercise of any options granted to employees or directors of the Company;

"Affiliate"	in relation to a party, any entity that directly or indirectly controls, is controlled by, or is under common control with that party from time to time;
"Articles"	the articles of association of the Company, as amended or superseded;
"Business Day"	a day (other than a Saturday or a Sunday or public holidays) when banks in London are open for business;
"Certificate"	a certificate for Notes in the form (or substantially the form) set out in Schedule 1 and issued pursuant to Clause 8;

"Chair"	the chair of a Meeting;
"Change of Control"

the acquisition of control of the Company (as defined in section 1124 of the Corporation Tax Act 2010) by any Third Party or persons acting in concert (as defined in the City Code on Takeovers and Mergers) with any Third Party and excluding in all cases any change of control resulting from the Restructuring;

"Conditions"	the conditions set out in Schedule 2;
"Connected Person"	has the meaning set out in section 1122 of the Corporation Tax Act 2010;
"Conversion Date"	in the case of a conversion under: (a) paragraph 5.1 of Schedule 2, the date of completion of the Fund Raising; or (b) paragraph 5.2 of Schedule 2, immediately prior to a Change of Control occurring;
"Conversion Notice"	a notice in writing by the Noteholder Majority to the Company to convert all of the outstanding Notes;
"Conversion Price"
(a)
on a Fund Raising, a price per Share being a 20 per cent. discount to the price per Share paid for Senior Shares by the investors on a Fund Raising; or
(b)
on a Change of Control, a price per Share being a 20 per cent. discount to the price per Share implied by the terms of the transaction(s), taken together, constituting a Change of Control;

"Directors"	the directors of the Company for the time being;
"Equity Securities"	has the meaning given to "ordinary shares" in section 560(1) of the Companies Act 2006;
"Flybondi Holdings plc"	Flybondi Holdings plc, a public company limited by shares incorporated in England and Wales with company number 15529690;
"Fund Raising"

the Company (or following the Restructuring, Flybondi Holdings plc) raising at least $30 million prior to the Maturity Date from an issue of Shares to any person(s) (excluding any Notes to be converted into Shares);

"Group"	in relation to a company:

(a) that company;
(b) any company which is from time to time a subsidiary of that company; and
(c) any company of which that company is a subsidiary from time to time (its holding company) and any other subsidiaries of any such holding company from time to time;
"Group Company"	any member of the Company's Group from time to time;
"Guarantee"	the guarantee, in the agreed form, to be entered into by each Guaranteeing Company in accordance with Clause 13;
"Guaranteeing Company"	F.B. Líneas Aéreas S.A.
"Instrument"	this instrument;
"Interest Rate"	rate of 20% per annum compounding annually and accruing daily pro rata on the basis of 12 (twelve) 30 (thirty) day months;
"Maturity Date"	31 December 2025;
"Meeting"	a meeting of the Noteholders;
"Notes"	up to $11,500,000 20% fixed rate unsecured convertible loan notes 2025 constituted by this Instrument or, as the case may be, the amount of such loan notes for the time being outstanding;
"Noteholder"	a person for the time being entered in the Register as the holder of any outstanding Notes;
"Noteholder Majority"	the holder(s) of 85% of the nominal amount of the Outstanding Notes;
"Original Instrument"	the loan note instrument of the Company dated 14 January 2025;
"Outstanding Amount"	the Notes that are in issue, unredeemed and uncancelled from time to time;
"Penalty Interest Rate"	rate of 3% per annum compounding annually and accruing daily pro rata on the basis of 12 (twelve) 30 (thirty) day months;
"Principal Sum"	the principal amount of the Outstanding Notes;

"Register"	the register of Noteholders kept and maintained by the Company in accordance with Clause 9;
"Restructuring"

the contemplated acquisition of the majority of shares of the Company by Flybondi Holdings plc pursuant to a business combination agreement dated 19 October 2023 (as amended) and initial listing of the shares of Flybondi Holdings plc;

"Senior Shares"	such senior class of Shares as are issued to the investors at the Fund Raising;
"Shares"	the shares in the capital of the Company, or shares in the capital of Flybondi Holdings plc (as the context requires);
"Special Resolution"	has the meaning given in paragraph 19 of Schedule 3
"Tax"

includes any present and future tax, levy, impost, deduction, withholding, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and

"Third Party"

a party who is not:

(a)
a Group Company;
(b)
a Director and/or a Connected Person of a Director; or
(c)
a shareholder of any member of the Group and/or a Connected Person of any shareholder of any member of the Group.

1.2.
The Schedules to this Instrument form part of (and are incorporated into) this Instrument.
1.3.
References to "Clauses" and "Schedules" are to clauses of and schedules to this Instrument and references to "Paragraphs" are to paragraphs of the relevant Schedule.
1.4.
Clause, Schedule and Paragraph headings do not affect the interpretation of this Instrument.
1.5.
A reference to a "person" includes any individual, firm, partnership, unincorporated body, company, government and government entity (in each case whether or not having separate legal personality) and (where applicable) that person's personal representatives, successors and permitted assigns.
1.6.
Unless the context requires otherwise, words in the singular shall include the plural and the plural shall include the singular.

1.7.
Unless the context requires otherwise, a reference to one gender shall include a reference to the other genders.
1.8.
A reference to any Notes being "outstanding" means such Notes as are in issue, unredeemed, unconverted and uncancelled at the relevant time.
1.9.
A reference to "$" is to United States dollars, being the lawful currency of the United States of America.
1.10.
A reference to a statute, statutory provision, or subordinate legislation is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts (except to the extent that any such amendment, extension or re-enactment made after the date of this Instrument would increase the liability of the Company or any Noteholder).
1.11.
Any reference to a statute or statutory provision includes any subordinate legislation made under it.
1.12.
A reference to a "company" shall include any company, corporation or other body corporate, wherever and however incorporated or established.
1.13.
The term "subsidiary" shall have the meaning given by section 1159 of the Companies Act 2006.
1.14.
The term "repayment" shall include redemption and vice versa.
1.15.
A reference to "writing" or "written" includes email but does not include faxes.
1.16.
Any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.
1.17.
The phrases "to the extent" and "to the extent that" shall not be interpreted as simply having the same meaning as "if".
2.
Amount
2.1.
The aggregate principal amount of the Notes is limited to $11,500,000.
2.2.
The Company shall issue the Notes in integral multiples of $1.00.
3.
Description

The Notes shall be known as the "20% Fixed Rate Unsecured Loan Convertible Notes December 2025".

4.
Status
4.1.
The Notes when issued and while they are outstanding shall, except as provided in this Instrument, rank:

4.1.1.
in priority to the equity in issue by the Company; and
4.1.2.
equally (including in terms of payment) and rateably without discrimination or preference among themselves and as an unsecured obligation of the Company.
4.2.
The Notes shall be issued and held subject to and with the benefit of the provisions of this Instrument (including the Conditions). All such provisions shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively and shall enure for the benefit of all Noteholders.
4.3.
No application shall be made to any investment exchange (whether in the United Kingdom or elsewhere) for permission to deal in, or for an official or other listing or quotation, in respect of the Notes.
5.
Use of Proceeds

The proceeds of all subscriptions for the Notes shall be used to fund working capital and general costs incurred, and to be incurred, by the Group.

6.
Repayment
6.1.
The Notes shall be repaid in accordance with the Conditions.
6.2.
All payments in respect of the Notes shall be made by the Company to the relevant Noteholders in accordance Condition 8.
6.3.
All Notes repaid by the Company shall be automatically and immediately cancelled and shall not be reissued.
7.
Interest

Until the Notes are repaid or converted into Shares, in each case in accordance with this Instrument, interest shall accrue and be paid on the Outstanding Amount at the rate and in the manner set out in Condition 1.

8.
Certificates
8.1.
Each Certificate shall:
8.1.1.
bear a distinguishing number;
8.1.2.
be issued in the form (or substantially in the form) set out in Schedule 1 or Schedule 2 (as the case may be) and shall be duly executed by the Company; and
8.1.3.
have the Conditions endorsed on or attached to it.
8.2.
Each Noteholder shall be entitled to receive without charge one Certificate for the Notes registered in that Noteholder's name.

8.3.
Where any Notes are held jointly, the Company shall not be bound to issue more than one Certificate in respect of those Notes and delivery of a Certificate to the person who is first named in the Register as Noteholder shall be sufficient delivery to all the joint holders of those Notes.
8.4.
If any Certificate is lost, stolen, defaced or destroyed it may be replaced on such terms (if any) as to evidence, indemnity or otherwise as the Directors may require. In the case of defacement, the defaced Certificate must be surrendered to the Company before a replacement Certificate is issued.
8.5.
In the case of repayment or transfer of part only of a Noteholder's Notes, the Certificate(s) in respect of those Notes shall be cancelled and (without charge) replaced by a new Certificate or Certificates for the balance of the principal amount of the Notes not then repaid or transferred.
9.
Register
9.1.
The Company shall, at all times, keep the Register at its registered office (or at such other place as the Company may from time to time appoint for this purpose and notify to the Noteholders).
9.2.
The Register shall contain:
9.2.1.
the names and addresses of the Noteholders for the time being;
9.2.2.
the principal amount of the Notes held by each Noteholder;
9.2.3.
the date on which the name of each Noteholder is entered in respect of the Notes registered in their name;
9.2.4.
the date of issue of each Note;
9.2.5.
the serial number of each Certificate; and
9.2.6.
all transfers and changes of ownership of the Notes.
9.3.
The Company shall promptly update the Register to record any change to the name or address of any Noteholder that is notified in writing to the Company by that Noteholder.
9.4.
Any Noteholder may at all reasonable times during office hours and on reasonable notice inspect and take copies of the Register.

10.
No set-off

Payments of principal and interest in respect of the Notes shall be paid by the Company to the Noteholders without any deduction or withholding (whether in respect of any set-off, counterclaim or otherwise whatsoever) unless the deduction or withholding is required by law. If the payor (whether the Company or otherwise) is compelled by law to make any deduction or withholding from any payment to the Noteholder, the amount of the payment due from the payor shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Noteholder receives and retains (free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

11.
Meetings

Meetings shall be convened and held in accordance with Schedule 3.

12.
Rights to information

The Company shall on request supply any Noteholder as soon as reasonably practicable with a copy of this Instrument.

13.
Enforcement
13.1.
From and after the date of this Instrument and so long as there are any issued and outstanding Notes, the Company undertakes to duly perform and observe its obligations under this Instrument.
13.2.
The Company shall procure that F.B. Líneas Aéreas S.A. enters into a Guarantee on the date of this Instrument.
13.3.
The Notes shall be issued and held subject to and with the benefit of the provisions of this Instrument. All such provisions shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively, and shall enure for the benefit of all Noteholders, their personal representatives, successors and permitted assigns.
13.4.
Except as expressly provided in Clause 13.5, no-one other than a party to this Instrument shall have any rights to enforce any of its terms.
13.5.
This Instrument is enforceable by each Noteholder and their personal representatives, successors and permitted assigns.
14.
Modification
14.1.
The Company may from time to time (by deed expressed to be supplemental to this Instrument) modify or amend any provisions of this Instrument (including the Conditions) or modify, abrogate or compromise the rights of the Noteholders in any respect where such modification, amendment, abrogation or compromise:
14.1.1.
has been approved by a Special Resolution; or

14.1.2.
is considered, in the reasonable opinion of the Directors, to be of a formal, minor or technical nature or to be necessary to correct a manifest error.
14.2.
The Company shall, within ten Business Days of making any variation pursuant to this Clause 14, send to each Noteholder (or, in the case of joint holders, to the Noteholder named first in the Register) a copy of the deed poll (or other document) effecting the variation.
14.3.
Any modification, alteration or abrogation made pursuant to Clause 14.1.1 or Clause 14.1.2 shall be binding on all the Noteholders.
14.4.
This Instrument is supplemental to and supersedes and replaces in its entirety the Original Instrument with effect from the date of this Instrument.
15.
Severance

All the provisions of this Instrument are severable and distinct from one another and the illegality, invalidity or unenforceability of any provision of this Instrument under the law of any jurisdiction shall not affect its validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

16.
Assignment

The Company may at any time assign, transfer or deal with in any other manner any or all of its rights under this agreement to any member of its Group.

17.
Governing law and jurisdiction
17.1.
This Instrument and the Notes and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with any of them or their subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.
17.2.
The courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Instrument or the Notes or their subject matter or formation.

This Instrument has been signed as a deed on the date stated at the beginning of it.

Schedule 1

Form of Certificate

Certificate Number: [●]

Date of Issue: [●]

Amount: $[●]

FLYBONDI LIMITED

(the "Company")

(Registered in England & Wales with number 10178160)

$11,500,000 20% Fixed Rate Unsecured Guaranteed Convertible Loan Notes December 2025

Created and issued pursuant to the Memorandum and Articles of Association of the Company and to a resolution of the board of directors of the Company passed on [DATE] 2025.

THIS IS TO CERTIFY THAT [NAME OF NOTEHOLDER] is the registered holder of $[AMOUNT] of the $11,500,000 20% Fixed Rate Unsecured Guaranteed Convertible Loan Notes December 2025 constituted by an instrument entered into by the Company [DATE] 2025 ("Instrument"). Such Notes are issued with the benefit of and subject to the provisions contained in the Instrument and the Conditions endorsed on or annexed to this Certificate.

Notes:

1.
The Notes are repayable and shall bear interest in accordance with the Conditions.
2.
This Certificate must be surrendered to the Company before any transfer or repayment, whether of the whole or any part of the Notes comprised in it, can be registered or effected, or any new certificate issued in exchange.
3.
Any change of address of the Noteholder(s) must be notified in writing signed by the Noteholder(s) to the Company at the Registered Office.
4.
Subject to the Conditions, the Notes are transferable in amounts and in integral multiples of $1.00
5.
No transfer of any part of the Notes represented by this Certificate can be registered without production of this Certificate.
6.
Words and expressions defined in the Instrument shall bear the same meaning in this Certificate and in the Conditions.

7.
The Notes and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the law of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Notes or their subject matter or formation (including non-contractual disputes or claims).
8.
A copy of the Instrument is available for inspection at the registered office of the Company.

IN WITNESS WHEREOF this Certificate has been executed and delivered as a deed and is delivered and takes effect on the date of issue stated at the beginning of it.

EXECUTED (but not delivered until the date hereof) as a DEED by FLYBONDI LIMITED acting by [NAME OF DIRECTOR], a director, in the presence of:
DIRECTOR

WITNESS
Signature:
Name:
Address:

Occupation:

Schedule 2

Conditions

1.
Interest
1.1.
For so long as a Noteholder holds any Notes, the Company shall pay interest to that Noteholder on the principal amount of those Notes at the Interest Rate.
1.2.
Interest shall accrue daily on the Notes from 15 January 2025 and shall be payable in cash to the Noteholders (unless the Notes are converted under Condition 5 below) on:
1.2.1.
the voluntary early redemption of all, or a portion, of the Outstanding Notes pursuant to Condition 3.2; and/or
1.2.2.
the redemption of all of the Outstanding Notes:
1.2.2.1.
on the Maturity Date pursuant to Condition 2.2; or
1.2.2.2.
following the service of an Acceleration Notice pursuant to Condition 4.3.
1.3.
Interest on any Notes repaid by the Company in accordance with this Instrument shall cease to accrue as from the date of that repayment to the extent such repayment by the Company includes an amount equal to the accrued interest in respect of the Notes repaid.
1.4.
If the Company fails to make any payment of interest and/or Principal Sum when due under this Instrument on the due date for payment, interest on the unpaid amount shall accrue daily, from the date of non-payment to the date of actual payment at the Interest Rate and, for the purposes of this Condition 1.4, such Interest Rate shall include the Penalty Interest Rate.
1.5.
Any part payments of interest made shall be paid to each Noteholder in the proportion, which the principal amount of Notes then held by it, bears to the Principal Sum.
1.6.
If the Company fails to pay redemption monies when due, interest shall continue to accrue on the unpaid amount shall accrue daily, from the date of non-payment to the date of actual payment at the Interest Rate and, for the purposes of this Condition 1.6, such Interest Rate shall include the Penalty Interest Rate.
2.
Redemption on the Maturity Date
2.1.
On the Maturity Date the Company shall redeem all of the Outstanding Notes by paying to the Noteholders the Principal Sum.

2.2.
The Company shall also pay to the Noteholders on the Maturity Date all unpaid interest accrued on the Outstanding Notes to be redeemed up to and including the date of the Maturity Date (in each case less any Tax required by law to be deducted or withheld from those payments).
3.
Voluntary early redemption
3.1.
The Company may at any time by giving the Noteholders not less than five Business Days' written notice, repay the principal amount of all or a portion of the Outstanding Notes on the date specified in that notice.
3.2.
The Company shall also pay to the Noteholders all unpaid interest accrued on the Outstanding Notes to be redeemed up to and including the date of redemption (in each case less any Tax required by law to be deducted or withheld from those payments).
3.3.
Any payment made under Condition 3.1 shall be treated as reducing the amount of the repayments to be made under Condition 2.1 on the Maturity Date proportionately.
3.4.
Any repayment of Notes under Condition 3.1 shall be made in proportion to the holdings of all Noteholders.
4.
Accelerated redemption
4.1.
If a Noteholder Majority so determines by giving written notice to the Company (an "Acceleration Notice"), all of the Outstanding Notes then in issue shall be immediately redeemed at the principal amount (together with all interest payable on the Outstanding Notes), if:
4.1.1.
an un-remedied material breach (in respect of which, if the breach is remediable, the Company shall have a period of 30 days in which to remedy the relevant breach to the reasonable satisfaction of the Noteholder Majority) by the Company of any of the terms of this Instrument and/or the Conditions; or
4.1.2.
an administration order is made in relation to the Company or any of its subsidiaries;
4.1.3.
an order is made, or an effective resolution is passed, for the winding-up, liquidation, administration or dissolution of the Company or any of its subsidiaries (except for the purpose of reorganisation or amalgamation of the Company or any of its subsidiaries);
4.1.4.
an encumbrancer takes possession or a receiver is appointed of the whole or the major part of the assets or undertaking of the Company or any of its subsidiaries or if distress, execution or other legal process is levied or enforced or sued out on or against the whole or the major part of the assets of the

Company or any of its subsidiaries and is not discharged, paid out, withdrawn or removed within ten Business Days;
4.1.5.
the Company or any of its subsidiaries stops (or threatens to stop) payment of its debts generally or ceases (or threatens to cease) to carry on its business or a substantial part of its business; or
4.1.6.
the Company or any of its subsidiaries is deemed for the purposes of section 123 Insolvency Act 1986 to be unable to pay its debts or compounds or proposes or enters into any reorganisation or special arrangement with its creditors generally;
4.1.7.
anything analogous to any of the foregoing that occurs under the law of any jurisdiction applicable to the Company or any of its subsidiaries; and/or
4.1.8.
a Change of Control.
4.2.
If the Company becomes aware of the occurrence of any event specified in paragraph in paragraph 4.1, it shall as soon as practicable give written notice of that event to each Noteholder (together with material particulars).
4.3.
Within five Business Days of the date of the Acceleration Notice, the Company shall pay to all Noteholders the Principal Sum, together with any interest on such Outstanding Notes at the Interest Rate. An Acceleration Notice shall (unless the Company agrees in writing otherwise) be irrevocable.
4.4.
Any repayment of Notes under Condition 4.3 shall be made in proportion to the holdings of all Noteholders.
5.
Conversion
5.1.
On the occurrence of the first Fund Raising to take place following the date of this Instrument, all outstanding Notes (together with any accrued and unpaid interest) shall convert into either (at the discretion of the Company):
5.1.1.
provided that the Restructuring has taken place, ordinary shares of Flybondi Holdings plc; or
5.1.2.
Senior Shares of the Company,

in each case at the Conversion Price.

5.2.
Without prejudice to paragraph 4.1.8, in connection with a Change of Control, the Noteholder Majority may elect, in lieu of redemption pursuant to paragraph 4.1, to convert all outstanding Notes into either:
5.2.1.
provided that the Restructuring has taken place, ordinary shares of Flybondi Holdings plc; or
5.2.2.
if the Restructuring has not taken place, Senior Shares of the Company,

in each case at the Conversion Price on, or before (if agreed with the Company), the Conversion Date, by serving a Conversion Notice on the Company not less than 15 Business Days prior to the date of the proposed Change of Control as notified by the Company to the Noteholder pursuant to paragraph 5.3.

5.3.
If and when a Fund Raising or Change of Control is proposed, the Company shall give Noteholders not less than 20 Business Days' prior written notice of the proposed Fund Raising or Change of Control specifying (to the best of its knowledge) the terms and prospective date of the Fund Raising or Change or Control, as the case may be.
5.4.
If the Company has given notice to Noteholders of a proposed Fund Raising or Change of Control (as required by Condition 5.3), and it becomes apparent to the Company that the Fund Raising or Change of Control, as the case may be, is not after all to take effect, the Company shall give notice to the Noteholders to that effect.
6.
Procedures on conversion
6.1.
On the Conversion Date, the Directors shall convert the relevant principal amount of the Notes (together with any accrued and unpaid interest) into new fully paid Senior Shares (or ordinary shares of Flybondi Holdings plc, as the case may be) at the Conversion Price, subject to any adjustment as set out in paragraph 6.6 and in accordance with the following provisions of paragraph 6.2 to paragraph 6.5 (inclusive).
6.2.
Conversion of the Notes shall be effected by the Company redeeming the relevant Notes on the Conversion Date. Each Noteholder whose Notes are being converted shall be deemed to irrevocably authorise and instruct the Company to apply the redemption moneys payable to that Noteholder in subscribing for Shares on conversion of the Notes (together with any accrued and unpaid interest).
6.3.
Shares arising on conversion of the Notes shall be issued and allotted by the Company (or Flybondi Holdings plc, as the case may be) on the Conversion Date and the certificates for such Shares shall be despatched to the persons entitled to them at their own risk subject to the Noteholders returning their Certificates (or indemnities in respect thereof).
6.4.
The Shares arising on conversion of the Notes shall be credited as fully paid and rank pari passu with the Shares of the same class in issue on the Conversion Date and shall carry the right to receive all dividends and other distributions declared after the Conversion Date.
6.5.
The Company undertakes that, while Notes remain in issue, it shall (pending either the payment of any redemption moneys in respect of the Notes or the issue of the Shares on conversion, each in accordance with the provisions of this Instrument):
6.5.1.
not alter the Articles in any way which would adversely affect the rights of the Noteholders without the prior sanction of a Special Resolution; or
6.5.2.
notify each Noteholder in writing as soon as reasonably practicable after the relevant board or general meeting of shareholders (whichever is the earliest)

has resolved to implement an Adjustment Event specifying the prospective date of the Adjustment Event and the proposed terms of it.
6.6.
Following an Adjustment Event, the professional advisors or auditors of the Company for the time being shall certify to the Company in writing the adjustments to the number and nominal value of the Shares to be converted which they consider to be necessary so that, after such adjustment and on conversion, the Noteholders shall be entitled to receive the same percentage of the issued share capital of the Company carrying the same proportion of votes exercisable at a general meeting of shareholders and the same percentage entitlement to participate in distributions of the Company, in each case as nearly as practicable, as would have been the case had no Adjustment Event occurred (and making such reduction or increase as is necessary to the premium arising on the issue and allotment of the Shares on conversion of the Notes). The Company shall then notify the Noteholders in writing of the necessary adjustment as determined by the professional advisors or auditors.
7.
Obligations on repayment
7.1.
As and when any Notes ought to be repaid in accordance with this Instrument, the Company shall, on surrender by the Noteholders of the relevant Certificates, pay to each Noteholder, in accordance with Condition 8 below, the amount due.
7.2.
On the due date for repayment of any Notes, the Noteholders shall deliver the Certificates for their Notes to the Company at its registered office address. If any Certificate includes outstanding Notes not repayable on that occasion, the Company shall issue to the relevant Noteholder, without charge, a new Certificate for the balance of the outstanding Notes.
7.3.
The Company shall not be obliged to make any payment of principal to a Noteholder unless that Noteholder has delivered to the Company that Noteholder's Certificate(s) for the outstanding Notes due to be repaid (or, if lost, an indemnity in a form reasonably acceptable to the Directors).
7.4.
If any Noteholder fails or refuses to:
7.4.1.
deliver up the Certificate(s) for that Noteholder's Notes to the Company on or before the due date for repayment; or
7.4.2.
accept payment in respect of that Noteholder's Notes,

the moneys payable to that Noteholder shall be set aside by the Company and paid into a separate bank deposit account. Such setting aside shall be deemed for all the purposes of these Conditions to be a payment to the relevant Noteholder and the Company shall, by doing so, be discharged from all obligations in connection with those Notes. If the Company places those moneys on deposit at a bank, the Company shall not be responsible for the safe custody of those moneys or for interest on them except such interest (if any) as the moneys may earn whilst on deposit (less any expenses incurred by the Company in connection with them).

7.5.
Any amounts unclaimed, set aside or retained in accordance with these Conditions in respect of any Note may (without constituting the Company as trustee in relation to them) be deposited or invested by the Company as the Directors see fit until they are validly claimed (the claimant having provided the Company with such evidence of the claimant's entitlement as the Directors may require) and, if not so claimed within 12 years of first falling due for payment by the Company, shall then belong to the Company to the exclusion of all further claims by, under or through any Noteholder.
8.
Payments
8.1.
The Company shall make all payments to the Noteholders in cash.
8.2.
All payments in respect of the Notes may be paid by electronic transfer in immediately available cleared funds on the due date for payment, to the account specified for the purpose by the relevant Noteholder or joint Noteholders in writing to the Company.
8.3.
All payments to be made by the Company in respect of the Notes shall be made after any deductions or withholdings for or on account of any Tax required by law to be deducted or withheld from those payments.
8.4.
If any payment in respect of any Notes becomes due in accordance with these Conditions on a day that is not a Business Day, such payment shall take place on the next succeeding Business Day, but in the case of interest, no adjustment shall be made to the amount of interest payable and the Noteholder shall not be entitled to any other payment in respect of any such delay.
8.5.
The Company's calculation of any amount due on the Notes shall (except in the case of manifest error) be binding on all Noteholders and all persons claiming through or under them.
8.6.
If several persons are entered in the Register as joint registered Noteholders then without prejudice to the other provisions of this Condition 8, the receipt of any one them for any moneys payable in respect of those Notes shall be shall be a good discharge to the Company
9.
Recognition of Noteholder as absolute owner
9.1.
The Company shall recognise as absolute owner the registered holder of any Notes. The Company shall not be bound to take notice or see to the execution of any trust (whether express, implied or constructive) to which any Notes may be subject.
9.2.
No notice of any trust (whether express, implied or constructive) shall be entered on the Register in respect of any Notes and the Company shall not be affected by any notice it may have of the right, title, interest or claim of any person, other than the registered holder, to or in any of the Notes.

9.3.
The receipt of the registered holder for the time being of any Notes (or, in the case of joint registered holders, the receipt of any of them) for any moneys payable in respect of those Notes shall be a good discharge to the Company notwithstanding any notice it may have (whether express or otherwise) of the right, title, interest or claim of any other person to or in those Notes or moneys.
10.
Transfer of Notes
10.1.
A Noteholder may transfer any outstanding Notes registered in that Noteholder's name only to an Affiliate of that Noteholder; provided always that in the event that such transferee ceases to be an Affiliate of the original Noteholder, the former Affiliate shall immediately transfer the relevant outstanding Notes to original Noteholder; provided further that, with the consent of the Company (which consent shall not be unreasonably withheld), a Noteholder may transfer the note to a person who is not an Affiliate of that Noteholder, subject to such reasonable conditions as may be set out by the Company.
10.2.
Any permitted transfer of Notes shall be by instrument in writing in the usual common form (or in such other form as the Directors may approve) in amounts and integral multiples of $1.00. There shall not be included in any instrument of transfer any notes other than the Notes constituted by this Instrument.
10.3.
Every instrument of transfer shall be:
10.3.1.
executed by or on behalf of the transferor (and where executed by a person on the transferor's behalf, accompanied by the authority of that person to do so);
10.3.2.
lodged for registration at the Company's registered office (or such other place where the Register is kept for the time being); and
10.3.3.
accompanied by the Certificate(s) for the Notes to be transferred together with such other evidence (if any), as the Directors may require to prove the title of the transferor or the transferor's right to transfer those Notes.
10.4.
Except as otherwise provided in these Conditions, every instrument of transfer duly completed, executed and lodged in accordance with these Conditions shall be recorded in the Register and the name of the transferee shall be entered in the Register as the new holder of the Notes transferred to the transferee. The transferor shall be deemed to remain the owner of the relevant Notes until the transferee's name is entered in the Register in respect of those Notes.
10.5.
All instruments of transfer which are registered shall be retained by the Company.
10.6.
No transfer of Notes shall be registered:
10.6.1.
in respect of which an Acceleration Notice of repayment has been given under Condition 4; or

10.6.2.
during the period of 10 Business Days immediately preceding (but excluding) the Maturity Date.
10.7.
The Directors may (in their absolute discretion) refuse to register a transfer of any Notes if the transfer is made in favour of more than four transferees, a minor or a bankrupt. If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged, send the transferee(s) notice of the refusal together with the instrument of transfer unless they suspect that the proposed transfer may be fraudulent.
10.8.
Following the registration of a transfer of Notes, the transferee shall be issued with a new Certificate or Certificates in respect of the transferred Notes.
10.9.
No fee shall be charged for the registration of any transfer or for the registration of any confirmation, probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any Notes or for making any entry in the Register relating to or affecting the title to any Notes.
11.
Transmission
11.1.
The personal representatives of a deceased Noteholder (if that deceased Noteholder was the sole holder or the only survivor of joint holders) or the survivor or survivors (where that deceased Noteholder was one of several joint holders), shall be the only persons recognised by the Company as having any title to the Notes registered in the name of the deceased.
11.2.
Any person who becomes entitled to any of the Notes as a result of death or otherwise by operation of law, may on producing such evidence of their capacity and title as the Company may reasonably require, elect to be registered as the holder of those Notes or, subject to these Conditions, transfer those Notes and until such registration or transfer takes place the Company may retain any payments to be made on the relevant Notes.
12.
Notices to Noteholders
12.1.
Any notice, document or information shall be in writing and may be given or sent to any Noteholder by sending it by:
12.1.1.
first class, prepaid post in an envelope addressed to that Noteholder at that Noteholder's registered address in the United Kingdom or (if that Noteholder has no registered address within the United Kingdom) to the address (if any) within the United Kingdom supplied by that Noteholder to the Company for that purpose; or
12.1.2.
email to the email address(es) supplied by that Noteholder to the Company for that purpose.
12.2.
In the case of jointly held Notes, any notice, document or other information given to the joint Noteholder who is first named on the Register in respect of those Notes shall be sufficient notice to all the joint Noteholders.

12.3.
Any notice, document or information may be given to the persons entitled to any Notes as a result of the death or bankruptcy of any Noteholder (or otherwise by operation of law) by sending it by first class, prepaid post in an envelope addressed to them by name or by the title of the representative or trustees of that Noteholder at the address (if any) in the United Kingdom supplied for the purpose by those persons or (until such an address is supplied) by giving notice in the manner in which it would have been given if the death, bankruptcy (or other transmission by operation of law) had not occurred.
12.4.
Any notice, document or information sent by the Company by post shall be deemed to have been delivered or received:
12.4.1.
If sent by pre-paid first class post, at 9:00 am on the second Business Day after posting. To prove service, it is sufficient to prove that the envelope was properly addressed, paid for and posted; or
12.4.2.
If sent by email, at the time of transmission provided that if deemed receipt under this Condition 12.4.2 would occur outside of business hours (meaning 9:00 am to 5:30 pm on a Business Day), the notice shall be deemed to have been received by email at 9:00 am on the following Business Day.
12.5.
A person who becomes entitled to Notes by transmission, transfer or otherwise is bound by a notice in respect of the Notes which, before that person's name is entered in the Register, has been properly served on a person from whom they derive their title.
13.
Notices to the Company

Any notice, document (including Certificates and transfers of Notes) or information may be given or sent to the Company by sending it by first class, prepaid post in an envelope addressed to the Company at its registered office for the time being.

Schedule 3

Meetings

1.
The Company may at any time convene a meeting of Noteholders. In addition, the Company shall at the written request of the holders of not less than one-tenth in nominal amount of the Outstanding Notes convene a meeting of the Noteholders. Any meeting shall be held at such place as the Company may designate.
2.
At least 14 days' notice (exclusive of the day on which the notice is served or deemed to be served and of the day for which notice is given) of every meeting shall be given to the Noteholders. The notice shall specify the place, day and time of the meeting and the general nature of the business to be transacted, but it shall not be necessary (except in the case of a Special Resolution) to specify in the notice the terms of any resolution to be proposed. The accidental omission to give notice to, or the non-receipt of notice by, any of the Noteholders shall not invalidate the proceedings at any meeting. A meeting of the Noteholders shall, despite being called at shorter notice than specified above, be deemed to have been duly called if it is agreed in writing by all of the Noteholders.
3.
At any meeting, the quorum shall be one Noteholder holding, or representing by proxy, at least 85% in nominal amount of the Outstanding Notes. No business (other than choosing a Chair) shall be transacted at any meeting unless the requisite quorum is present.
4.
If a quorum is not present, within half an hour from the time appointed for the meeting, the meeting shall be dissolved if it was convened on the requisition of Noteholders. In any other case, it shall stand adjourned to such day and time (at least 14 days later, but not more than 28 days later) and to such place as may be appointed by the Chair. At such adjourned meeting, one Noteholder holding, or representing by proxy, at least 85% in nominal amount of the Outstanding Notes shall constitute a quorum. At least 14 days' notice of any adjourned meeting of Noteholders shall be given (in the same manner mutatis mutandis as for an original meeting). That notice shall state that one Noteholder holding, or representing by proxy, at least 85% in nominal amount of the Outstanding Notes at the adjourned meeting shall form a quorum.
5.
A person (who may but need not be a Noteholder) nominated by the Company shall be entitled to take the chair at every such meeting but, if no such person is nominated or if the person nominated is not be present at the meeting within five (5) minutes after the time appointed for holding the meeting, the Noteholders present shall choose one of their number to be Chair. Any Director or officer of, any Secretary of, and the solicitors to, the Company and any other person authorised in that behalf by the Company may attend at any such meeting.
6.
Each question submitted to a meeting of Noteholders shall, unless a poll is demanded, be decided by a show of hands.
7.
At any meeting of Noteholders unless a poll is demanded by the Chair or by one or more Noteholders present in person or by proxy and holding or representing in the aggregate not less than one-twentieth in nominal amount of the Outstanding Notes (before or on the declaration of the result of the show of hands), a declaration by the Chair that a resolution has been carried by the requisite majority of 85%, lost or not carried by the requisite majority of 85%

shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.
8.
If a poll is duly demanded, it shall be taken in such manner and (subject as set out below) either at once or after an adjournment as the Chair directs. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll shall not prevent the meeting from continuing for the transaction of any business other than the question on which the poll has been demanded. The demand for a poll may be withdrawn.
9.
If there is an equality of votes, whether on a show of hands or on a poll, the Chair of the meeting shall not be entitled to a casting vote in addition to the vote(s) (if any) to which he may be entitled as a Noteholder or as a proxy.
10.
The Chair may, with the consent of (and shall if so directed by) any meeting at which a quorum is present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting from which the adjournment took place.
11.
Any poll demanded at any meeting on the election of a Chair, or on any question of adjournment, shall be taken at the meeting without adjournment.
12.
On a show of hands, each Noteholder who is an individual and is present in person or (being a corporation) is present by its duly authorised representative or by one of its officers as its proxy, shall have one vote. On a poll, each Noteholder present in person or by proxy, shall have one vote for every US$0.01 nominal of Notes held by him and a person entitled to more than one vote need not (if he votes) use all his votes or cast all the votes he uses in the same way.
13.
In the case of joint registered Noteholders, any one of them shall be entitled to vote in respect of such Notes either in person or by proxy and, in the latter case, as if the joint holder were solely entitled to such Notes. If more than one joint holder is present at any meeting either personally or by proxy that one joint holder so present whose name as between himself and the other or others present stands first in the register as one of the joint holders shall alone be entitled to vote in person or by proxy.
14.
Each instrument appointing a proxy must be in writing and duly executed by the appointor or his duly authorised attorney or, in the case of a corporation under its common seal or duly executed by a duly authorised attorney or officer. The Chair may (but shall not be bound to) require evidence of the authority of any attorney or officer. A proxy need not be a Noteholder.
15.
An instrument of proxy shall be in the usual or common form or in any other form that the Directors may accept. The proxy shall be deemed to include the right to demand or join in demanding a poll. A proxy shall, unless stated otherwise, be valid as well for any adjournment of the meeting as for the meeting to which it relates and need not be witnessed.

16.
The instrument appointing a proxy, and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power of attorney or authority, shall be deposited at the place specified in (or in any document accompanying) the notice convening the meeting. If no such place is specified, the proxy shall be deposited at the Registered Office not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or for taking of the poll at which the person named in that instrument proposes to vote. In default, the instrument of proxy shall not be treated as valid. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the revocation of the proxy or of the authority under which the proxy is given, unless notification in writing of the revocation has been received at the Registered Office, or at such other place (if any) specified for the deposit of instruments of proxy in the notice convening the meeting (or any document accompanying it), 48 hours before the commencement of the meeting or adjourned meeting or the taking of the poll at which the vote is given.
17.
Without prejudice to any of the powers conferred on the Company under any of the provisions of the Instrument, a meeting of the Noteholders shall, in addition to any other powers, have the following powers exercisable by Special Resolution:
17.1.
power to sanction the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, debenture stock or other obligations or security of the Company (other than as set out in the Conditions);
17.2.
power to sanction any abrogation, modification or compromise of, or any arrangement in respect of, the Noteholders' rights against the Company, provided the same has been previously approved in writing by the Company, whether those rights shall arise under the Instrument, the Notes or otherwise;
17.3.
power to assent to any modification of the provisions contained in the Instrument and the Conditions and to authorise the Company to execute any supplemental instrument embodying any such modification. Any such modification shall be proposed by the Company; and
17.4.
power to:
17.4.1.
modify the date fixed for final redemption of the Notes;
17.4.2.
reduce or cancel the principal amount payable on the Notes;
17.4.3.
reduce the amount payable or modify the method of calculating the amount payable on the Notes; or
17.4.4.
modify the dates for payment in respect of any interest, on the Notes.
18.
A Special Resolution passed at a meeting of the Noteholders shall be binding on all the Noteholders whether or not they are present at the meeting. Each of the Noteholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances justify passing it (so that the meeting may determine without appeal whether or not the circumstances justify passing it).

19.
"Special Resolution", when used in the Conditions, means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the Conditions, and carried by a Noteholder Majority.
20.
A resolution in writing signed by or on behalf of the Noteholder Majority shall, for all purposes, be as valid, binding and effectual on the Company and the Noteholders as a Special Resolution passed at a meeting duly convened and held in accordance with the Conditions. Such resolution in writing may be contained in one document or in several documents in similar form, each signed by one or more Noteholders. For the avoidance of doubt, a Special Resolution may be validly proposed and passed by all of the Noteholders in writing without any notice of a meeting of the Noteholders required to be issued under these Conditions.
21.
Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Company. Any minutes, if purporting to be signed by the Chair of the meeting or by the Chair of the next succeeding meeting of the Noteholders, shall be conclusive evidence of the matters stated in them. Until the contrary is proved, every meeting for which minutes have been made and signed shall be deemed to have been duly held and convened, and all resolutions passed at the meeting to have been duly passed.

signature page

IN WITNESS WHEREOF this Instrument has been executed and delivered as a deed as of the date stated at the beginning of this document.

EXECUTED (but not delivered until the date hereof) as a DEED by FLYBONDI LIMITED acting by……………………………, a director, in the presence of:
DIRECTOR

WITNESS
Signature:
Name:
Address:

Occupation: